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                                                                    EXHIBIT 99.1

[GLENBOROUGH REALTY TRUST INCORPORATED LOGO]               FOR IMMEDIATE RELEASE

      CONTACTS:       Andrew Batinovich, President and CEO
                      Stephen R. Saul, Executive Vice President and CFO
                      Phone: 650.343.9300 Fax: 650.343.7438
                      www.glenborough.com - shareholderservices@glenborough.com

          GLENBOROUGH REPORTS FOURTH QUARTER AND FULL YEAR 2003 RESULTS

SAN MATEO, CALIFORNIA, January 28th, 2004 --- Glenborough Realty Trust Incorporated (NYSE: GLB, GLB PrA) reported the following results for the fourth quarter and the year ended December 31, 2003:

EARNINGS (GAAP) Net income for the quarter was $0.4 million, or $0.02 per diluted common share, as compared with net loss of $13.4 million or $(0.48) per share for the fourth quarter of 2002. For the full year 2003, net income was $10.4 million or $0.38 per diluted common share as compared with $2.9 million or $0.10 per diluted common share for the same period in 2002.

FUNDS FROM OPERATIONS For the fourth quarter, Funds from Operations (FFO) was $14.4 million or $0.47 per diluted common share. Included in the fourth quarter of 2003 was an impairment charge of $1.8 million, or $0.06 per diluted common share, for the final disposition of the company's leased aircraft and in addition a non-cash charge for unamortized loan fees of $0.3 million, or $0.01 per diluted common share. In comparison, in the fourth quarter of 2002, FFO was $(7.9) million or $(0.26) per diluted common share. Included in the fourth quarter of 2002 was a non-cash net realizable value impairment charge of $15.8 million, or $0.51 per diluted common share, and charges for early extinguishment of debt of $10.6 million or $0.34 per diluted common share.

For the full year, FFO was $54.9 million or $1.78 per diluted common share as compared with $48.5 million or $1.57 per diluted common share last year. Year to date 2003 FFO included asset impairment and loan prepayment costs of $14.4 million or $0.47 per diluted common share.

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GLENBOROUGH REALTY TRUST INCORPORATED

ADJUSTED FUNDS FROM OPERATIONS Adjusted Funds from Operations (AFFO) was $11.9 million or $0.39 per diluted common share for the fourth quarter. In comparison, the fourth quarter 2002 AFFO was $4.0 million or $0.13 per diluted common share. For the full year 2003, AFFO was $43.3 million or $1.41 per diluted common share as compared to $46.9 million or $1.52 per diluted common share in 2002.

Glenborough reached a number of important milestones in 2003. Prominent among them were:

     - The Company and its affiliates celebrated their twenty-fifth anniversary.

     -    Glenborough completed its conversion to a focused office REIT.

     - Robert Batinovich, Glenborough's founder, retired as CEO and remains as non executive chairman of the board.

     - Andrew Batinovich was appointed President and Chief Executive Officer. Mr. Batinovich was previously President and Chief Operating Officer and joined Glenborough in 1983.

     - Michael Steele was appointed Executive Vice President and Chief Operating Officer. Mr. Steele joined Glenborough in 2002 as Executive Vice President Portfolio Management. He was previously Executive Vice President and Chief Operating Officer of Equity Office Properties where he was employed for 10 years.

     - Brian Peay was appointed Senior Vice President, Finance and Accounting. Mr. Peay was previously Vice President, Finance and Accounting and has been with Glenborough since 1997. Mr. Peay is a Certified Public Accountant.

Andrew Batinovich noted, "2003 was a watershed year for Glenborough. We have narrowed our focus and strategy and completed the transformation to own and operate high quality, multi-tenant office properties in select core markets. The economy and job growth seem to have turned the corner which signals increasing occupancy and rental rates. Our portfolio increased occupancy during the year and we created positive net absorption. We believe our properties and management team have positioned the Company for the coming recovery in the office business."

ACQUISITIONS AND DISPOSITIONS

On October 3rd, the Company purchased Quincy Crossing, a 110,000 square foot recently completed, 7-story office building located in Arlington, VA. The property is across the street from the Ballston

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GLENBOROUGH REALTY TRUST INCORPORATED

Common Shopping Mall and blocks from the Ballston Metrorail station. The property is 85% leased. The three largest tenants are the US Dept. of the Interior, the American Association of School Administrators and the American Waterway Operators Association. All of the existing leases have minimum terms which expire in 2012 or later. The purchase price of the property was $34.2 million and was funded using a combination of 1031 tax-deferred exchange proceeds from previously sold properties and a $22 million, 10-year fixed rate loan. The new loan bears a fixed rate of interest of 5.93%.

On December 18th, the Company acquired 610 West Ash Street - a 174,000 square foot, 19-story, Class A office property located in downtown San Diego, California. The purchase price was $32.5 million including structured parking for 409 cars. 610 West Ash Street is located two blocks from the downtown San Diego train depot with excellent access from nearby freeways. The property is 2 miles from the San Diego airport and four blocks from the harbor with all floors in the building having views of the water.

Glenborough also announced the fourth quarter disposition of four properties. The Company sold University Tech Center, a 100,000 square foot office building in Pomona, CA; Lehigh Valley Executive Center, a 161,000 square foot office building located in Allentown, PA.; Executive Place, a 86,000 square foot office building located in Franklin Township, NJ; and Navistar Baltimore, a 274,000 square foot industrial building located in Baltimore, MD. The total sales price for properties sold during the fourth quarter was $38.9 million. For the full year 2003, the company sold 17 properties for a total consideration in excess of $250 million. One of the Company's key strategic goals is to improve the quality, location, size and future growth potential of its assets through active portfolio management.

PORTFOLIO PERFORMANCE

Overall portfolio occupancy remained at 88%. Same store net operating income declined by 1.8% as compared with the fourth quarter of 2002 and 4.4% for the full year. Net absorption during the year was 241,000 square feet when adjusted for properties sold during the period. The Company's largest

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GLENBOROUGH REALTY TRUST INCORPORATED

markets are Washington, D.C. (20% of net operating income), Southern California (16%), Boston (16%), Northern New Jersey (12%), and San Francisco (8%). Additional details on the portfolio can be found in the Company's Supplemental Report which is available at www.glenborough.com.

BALANCE SHEET AND OPERATING RATIOS

At quarter-end, Glenborough had $739 million of debt with a 46% ratio of debt to gross book value. Glenborough's key operating ratios remain strong, with 3.5 times interest coverage and 2.3 times fixed charge coverage. Floating rate debt as a percentage of all debt was 35%.

DIVIDENDS

On December 15th, the Board of Directors declared a dividend of $0.35 per share of common stock for the fourth quarter of 2003. This dividend was paid on January 15, 2004 to stockholders of record on January 1, 2004. Additionally, the Board of Directors declared a dividend of $0.484375 per share on the Company's 7.75% Series A Convertible Preferred Stock. This dividend was paid on January 15, 2004 to stockholders of record on December 25, 2003 and represented an annualized dividend of $1.9375 per share of Preferred Stock.

SHARE REPURCHASE PROGRAM

During the fourth quarter, the Company did not repurchase any common or preferred stock. During 2003, the Company repurchased 215,500 shares of common stock at an average price of $17.21 per share. The Company also repurchased 141,500 shares of preferred stock during the year at an average price of $22.95 per share.

EARNINGS GUIDANCE

Last quarter, the Company issued FFO guidance for the full year 2004 in the range of $2.04 to $2.14 per share. The Company is issuing earnings guidance for the first quarter of 2004 in the range of $0.50/share to $0.52/share. The company's assumptions for this guidance are occupancy between 87% and 88% with tenant retention between 60% and 65%. In order to produce FFO at the higher end of the range, average occupancy would need to be approximately 100 basis points higher on average throughout the year. FFO at the lower end of the range would result from average occupancies approximately 100 basis points lower than that projected for the middle of the range. The company's

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GLENBOROUGH REALTY TRUST INCORPORATED

projection does not include write-off of unamortized loan fees; dilution or accretion from asset sales or acquisitions, asset impairment charges; prepayment penalties; changes in generally accepted accounting principles or changes in the definition of FFO.

CONFERENCE CALL

Glenborough will host a conference call to discuss these matters on Wednesday, January 28th, 2004 at 1:30 p.m. Eastern Time (10:30 a.m. Pacific Time). Interested parties can listen to the call by calling 1-800-289-0468, preferably 5-10 minutes before the scheduled time. In addition, a replay of the call will be available until Friday, January 30, 2004 at 5:00 p.m. Pacific Time at 1-888-203-1112, confirmation number 628175.

Glenborough focuses on owning and managing high quality, multi-tenant office properties with strong demand attributes located in supply constrained locations within large diverse markets. As of December 31, 2003, the portfolio encompasses approximately 11 million square feet in 65 properties concentrated in Washington D.C., Southern California, Boston, Northern New Jersey and San Francisco.

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GLENBOROUGH REALTY TRUST INCORPORATED

                             SUMMARY FINANCIAL DATA
                (unaudited; in thousands, except per share data)

                                                           QUARTER ENDED               YEAR TO DATE
                                                     ------------------------    ------------------------
                                                     DEC 31 03     DEC 31 02     DEC 31 03     DEC 31 02
                                                     ----------    ----------    ----------    ----------
Funds from operations (FFO)                          $   14,402    $   (7,935)   $   54,964    $   48,548
Adjusted funds from operations (AFFO)                    11,892         4,022        43,287        46,996
Net income (loss)                                         5,262        (8,529)       29,654        22,490
Net income (loss) plus depreciation and
     amortization                                        21,479         5,831        88,278        75,403
Net income (loss) available to Common Stockholders          439       (13,420)       10,417         2,926

PER DILUTED COMMON SHARE
Funds from operations (FFO)                          $     0.47    $    (0.26)   $     1.78    $     1.57
Adjusted funds from operations (AFFO)                      0.39          0.13          1.41          1.52
Net income (loss) plus depreciation and
     amortization                                          0.78          0.21          3.20          2.44
Net income (loss) available to Common Stockholders         0.02         (0.48)         0.38          0.10
Dividends declared per common share outstanding      $     0.35    $     0.43    $     1.56    $     1.72

PAYOUT RATIOS
Dividend payout ratio (FFO)                                74.5%          N/A          87.6%        109.6%
Dividend payout ratio (AFFO)                               89.7%          N/A         110.6%        113.2%

Note: 2003 year to date FFO includes impairment charges and prepayment penalties and excludes gains on sale of properties. See Consolidated Statement of Operations for a reconciliation of FFO and AFFO to net income (loss).

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GLENBOROUGH REALTY TRUST INCORPORATED

                      CONSOLIDATED STATEMENTS OF OPERATIONS
          (unaudited; in thousands, except share and per share amounts)

                                                               FOR THE THREE MONTHS ENDED     FOR THE TWELVE MONTHS ENDED
                                                              ----------------------------    ----------------------------
                                                               DEC 31 03        DEC 31 02      DEC 31 03        DEC 31 02
                                                              ------------    ------------    ------------    ------------
REVENUE
Rental revenue                                                $     46,746    $     41,458    $    177,987    $    154,741
Fees and reimbursements from affiliates                              1,057             957           3,616           3,672
Interest and other income                                              807           1,027           3,566           5,389
Equity in earnings of unconsolidated operating JV's                    126             106             604             329
                                                              ------------    ------------    ------------    ------------
                Total revenue                                       48,736          43,548         185,773         164,131
EXPENSES
Property operating expenses                                         15,923          13,128          59,893          48,296
General and administrative                                           2,768           3,858          12,372          11,686
Depreciation and amortization                                       15,883          11,688          54,193          41,426
Interest expense                                                     9,466           7,789          34,378          29,089
Loss on early extinguishment of debt                                   294           9,998             294           9,998
Provision for impairment of real estate assets                          --              --           2,852              --
Provision for impairment of non-real estate assets                   1,841              --           5,746              --
                                                              ------------    ------------    ------------    ------------
                Total expenses                                      46,175          46,461         169,728         140,495
Income (loss) before minority interest and disc. operations          2,561          (2,913)         16,045          23,636
Minority interest                                                      (47)          1,512          (1,101)           (291)
                                                              ------------    ------------    ------------    ------------
Income (loss) before discontinued operations                         2,514          (1,401)         14,944          23,345
Discontinued operations                                              2,748          (7,128)         14,710            (855)
                                                              ------------    ------------    ------------    ------------
Net income (loss)                                                    5,262          (8,529)         29,654          22,490
Preferred dividends                                                 (4,823)         (4,891)        (19,491)        (19,564)
Discount on preferred stock repurchases                               --                --             254              --
                                                              ------------    ------------    ------------    ------------
Net income (loss) available to Common Stockholders            $        439         (13,420)         10,417           2,926
                                                              ============    ============    ============    ============
Net income (loss) per diluted common share                    $       0.02    $      (0.48)   $       0.38    $       0.10
Diluted weighted average common shares outstanding for
   calculation of EPS                                           27,596,266      27,730,026      27,608,267      30,915,236
OTHER DATA
Income before minority interest and discontinued operations   $      2,561    $     (2,913)   $     16,045    $     23,636
Real estate depreciation and amortization                           15,527          11,346          52,789          40,104
Preferred dividends                                                 (4,823)         (4,891)        (19,491)        (19,564)
Income (loss) from discontinued operations                           2,748          (7,128)         14,710            (855)
(Gain) loss on sale from discontinued operations                    (2,049)         (7,147)        (14,204)         (6,704)
Depreciation and amortization from discontinued operations             334           2,672           4,431          11,487
Discount on preferred stock repurchases                                 --              --             254              --
Adjustment to reflect FFO of unconsolidated operating JVs              104             126             430             444
                                                              ------------    ------------    ------------    ------------
FFO                                                           $     14,402    $     (7,935)   $     54,964    $     48,548
Amortization of deferred financing fees                                759             747           3,102           2,331
Non-real estate depreciation                                           356             342           1,404           1,322
Adjustment for FASB 13 rents                                        (1,512)         (1,468)         (5,774)         (5,287)
Adjustment for FASB 141                                               (252)           (500)         (1,095)           (500)
Non-cash loss on early extinguishment of debt                          294           1,338             471           1,432
Provision for impairment of real estate assets                          --          15,845           2,852          15,845
Provision for impairment of non-real estate assets                   1,841              --           5,746              --
Capital reserve                                                     (3,996)         (4,347)        (18,383)        (16,695)
                                                              ------------    ------------    ------------    ------------
AFFO                                                          $     11,892    $      4,022    $     43,287    $     46,996
                                                              ============    ============    ============    ============
FFO per diluted common share                                  $       0.47    $      (0.26)   $       1.78    $       1.57
AFFO per diluted common share                                 $       0.39    $       0.13    $       1.41    $       1.52
Diluted weighted average common shares outstanding for
   calculation of FFO and AFFO                                  30,884,895      30,950,550      30,807,542      30,915,236

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          400 South El Camino Real - San Mateo, California 94402-1708
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

GLENBOROUGH REALTY TRUST INCORPORATED

                      GLENBOROUGH REALTY TRUST INCORPORATED
                           CONSOLIDATED BALANCE SHEETS
                            (unaudited, in thousands)

                                                                   DEC 31 03      DEC 31 02
                                                                  -----------    -----------
ASSETS
Rental properties, gross                                          $ 1,402,183    $ 1,329,382
Accumulated depreciation and amortization                            (188,721)      (172,725)
                                                                  -----------    -----------
Rental properties, net                                              1,213,462      1,156,657
Properties held for sale (net of accumulated depreciation of
     $12,291 as of December 31, 2002)                                      --         95,697
Investments in land and development                                    67,493         78,529
Investments in unconsolidated operating joint ventures                 12,211          7,822
Mortgage loans receivable                                              40,323         41,813
Leasing and financing costs, net of accumulated amortization of
     $14,858 and $14,014 as of December 31, 2003 and 2002,
     respectively                                                      26,603         25,577
Cash and cash equivalents                                              18,992          5,029
Other assets                                                           26,155         23,427
                                                                  -----------    -----------
    Total assets                                                  $ 1,405,239    $ 1,434,551
                                                                  ===========    ===========
LIABILITIES
Mortgage loans                                                    $   649,325    $   605,996
Unsecured bank line                                                    89,941         76,204
Obligations associated with properties held for sale                       --         56,705
Other liabilities                                                      37,159         23,178
                                                                  -----------    -----------
    Total liabilities                                                 776,425        762,083
                                                                  -----------    -----------
MINORITY INTEREST                                                      36,969         40,910

STOCKHOLDERS' EQUITY
Common stock                                                               28             28
Preferred stock                                                            10             10
Additional paid-in capital                                            779,627        785,051
Deferred compensation                                                  (2,977)        (3,897)
Distributions in excess of accumulated earnings                      (184,843)      (149,634)
                                                                  -----------    -----------
    Total stockholders' equity                                        591,845        631,558
                                                                  -----------    -----------

    Total liabilities and stockholders' equity                    $ 1,405,239    $ 1,434,551
                                                                  ===========    ===========

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GLENBOROUGH REALTY TRUST INCORPORATED

FORWARD LOOKING STATEMENTS: Certain statements in this press release are forward-looking statements within the meaning of federal securities laws, including the quotes attributable to Mr. Batinovich that (i) a growing economy with job growth signals increasing occupancy and rental rates; (ii) Glenborough believes it is well positioned for the coming recovery in the office business; and (iii) the statements that the Company believes that 2004 earnings will be in the range of $2.04 to $2.14/share and that the first quarter earnings will be in the range of $0.50/share to $0.52/share. Although Glenborough believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, Glenborough's actual results could differ materially from those set forth in the forward-looking statements. Factors that could cause actual results to differ materially from Glenborough's expectations include:

-    The failure of the economy to continue its expansion;

-    The failure of the economy to generate continued job growth;

-    The failure of the office market to recover with a growing economy;

- The failure of existing tenants to pay their contractually obligated rent or proportionate share of operating expense increases as a result of, among other factors, adverse changes in their financial condition;

- Glenborough's ability to lease, on a timely basis, unoccupied space and to re-lease occupied space upon lease expiration;

-    Changes in market rates for office space leases;

-    Unanticipated increases in operating expenses;

- Adverse changes in the general economy and/or in real estate conditions (including rental rates, competition from other properties and demand for new developments), or the failure of such conditions to improve, especially in the Company's core markets;

- Glenborough's ability to generate revenues at expected levels from sources other than real estate operations;

- Financing risks such as increases in debt service requirements associated with variable-rate debt and Glenborough's ability to consummate planned financings and refinancings on the terms and within the time frames anticipated; and

- Other risks detailed from time to time in Glenborough's filings with the SEC.

          400 South El Camino Real - San Mateo, California 94402-1708
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

GLENBOROUGH REALTY TRUST INCORPORATED

Given these uncertainties, readers are cautioned not to place undue reliance on such statements.

FUNDS FROM OPERATIONS, or FFO, as defined by National Association of Real Estate Investment Trusts, represents net income (loss) (including income and loss from discontinued operations) before minority interest and extraordinary items, adjusted for real estate related depreciation and amortization and gains (losses) from the disposal of properties. We believe that FFO is a widely used measure of the operating performance of equity REITs which provides a relevant basis for comparison among other REITs. Together with net income and cash flows, FFO provides investors with an additional basis to evaluate the ability of a REIT to incur and service debt, to pay distributions, and to fund acquisitions, developments and other capital expenditures. FFO does not represent net income or cash flows from operations as defined by GAAP, and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of our operating performance or as an alternative to cash flows from operating, investing and financing activities (determined in accordance with GAAP) as a measure of liquidity. FFO does not necessarily indicate that cash flows will be sufficient to fund all of our cash needs including principal amortization, capital improvements and dividends to stockholders. Further, FFO as disclosed by other REITs may not be comparable to our calculation of FFO. We calculate FFO in accordance with the White Paper on FFO approved by the Board of Governors of NAREIT in October 1999, as amended.

ADJUSTED FUNDS FROM OPERATIONS, or AFFO, represents net income (loss) (including income and loss from discontinued operations) before minority interest and extraordinary items, adjusted for depreciation and amortization including amortization of deferred financing costs and gains (losses) from the disposal of properties or asset impairments, less lease commissions and recurring and/or non-income producing capital expenditures, consisting of tenant improvements and certain capital expenditures intended to extend the useful life of the property, plus non cash losses on early extinguishment of debt and less FASB 13 and FASB 141 rents. We believe that AFFO is a measure of the operating performance of equity REITs which, together with FFO, net income, and cash flows, provides investors with an additional basis to evaluate the ability of a REIT to incur and service debt, to pay distributions, and to fund acquisitions, developments and other capital expenditures. AFFO should not be considered an alternative to net income (computed in accordance with GAAP) as a measure of our operating performance or as an

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

GLENBOROUGH REALTY TRUST INCORPORATED

alternative to cash flow from operating activities (computed in accordance with GAAP) as a measure of our liquidity, nor is it necessarily indicative of sufficient cash flow to fund all of our cash needs. Further, AFFO as disclosed by other REITs may not be comparable to our calculation of AFFO.

                                     # # #

          400 South El Camino Real - San Mateo, California 94402-1708
                              www.glenborough.com